Exhibit 4.5

EXECUTION COPY

SECOND LIEN INTERCREDITOR AGREEMENT

among

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY,

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC,

THE SUBSIDIARY GUARANTORS

CITIBANK, N.A.

as Senior Collateral Agent for the Senior Secured Parties and

as Representative for the Credit Agreement Secured Parties

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as the Initial Second Priority Representative

and

each additional Representative from time to time party hereto dated as of October 6, 2010

SECOND LIEN INTERCREDITOR AGREEMENT dated as of October 6, 2010 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Company”), ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, a Texas corporation (“U.S. Holdings”), the Subsidiary Guarantors (as defined in the Credit Agreement referred to below), CITIBANK, N.A., as collateral agent for the Senior Secured Parties (as defined below) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Representative for the Initial Second Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

A. WHEREAS, U.S. Holdings and the Company (i) are party to the Credit Agreement, dated as of October 10, 2007 (as amended by Amendment No. 1 thereto, dated as of August 7, 2009, and as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among U.S. Holdings, as parent guarantor, the Company, as borrower, the other guarantors party thereto, the several banks and other financial institutions or entities from time to time parties thereto as lenders, Citibank, N.A., as administrative agent and collateral agent, and the other agents and entities party thereto, and (ii) may become a party to Additional Senior Debt Documents;

B. WHEREAS, the Company entered into (i) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each transaction confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with Citigroup Energy Inc. (“Citi Energy”); (ii) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each transaction confirmed pursuant to the foregoing, an amended and restated ISDA Master Agreement dated as of August 28, 2006, the Amended and Restated MS ISDA Schedule dated as of February 23, 2007 thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time), and each related schedule, exhibit or annex attached to any of the foregoing, in each case with Morgan Stanley Capital Group Inc. (“MS Capital”); (iii) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each confirmation confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with J. Aron & Company (“J. Aron”); and (iv) a Confirmation dated November 2, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each confirmation confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with Credit Suisse Energy LLC (“Credit Suisse” and, together with Citi Energy, MS Capital and J. Aron, the “Secured Commodity Hedge Counterparties”); and

C. WHEREAS, the Company and TCEH Finance, Inc. (“TCEH Finance”) (i) are party to the Indenture dated as of October 6, 2010, among the Company, the guarantors party thereto, The Bank of New York Mellon, N.A., as Trustee and the Initial Second Priority Representative, pursuant to which the Company and TCEH Finance have issued $335,905,000 aggregate principal amount of 15% Senior Secured Second Lien Notes due 2021; and (ii) may become a party to other Second Priority Debt Documents governing future Second Priority Debt; and

D. WHEREAS, the 15% Senior Secured Second Lien Notes due 2021 are Second Priority Debt and to secure the Second Priority Debt Obligations in connection therewith the Company and TCEH Finance have entered into (i) a Second Lien Security Agreement, dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Initial Second Priority Security Agreement”) among the Company, TCEH Finance, certain subsidiaries of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 8.13 thereof and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the benefit of the Second Lien Secured Parties (as defined therein), and (ii) a Second Lien Pledge Agreement, dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Initial Second Priority Pledge Agreement” and, together with the Initial Second Lien Security Agreement, the “Initial Second Priority Collateral Documents”) among the Company, TCEH Finance, certain subsidiaries of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 9 thereof and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the benefit of the Second Lien Secured Parties (as defined therein).

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness of the Company (other than Indebtedness constituting Credit Agreement Obligations) incurred by U.S. Holdings, the Company or any other Grantor and secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations (and not secured by Liens on any other assets of the Company or any Subsidiary or other Grantor); provided that (i) such Indebtedness is permitted to be incurred and secured on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 and, if applicable, a first lien intercreditor agreement with the Senior Collateral Agent and/or other Senior Secured Parties to the extent required by the terms of the Senior Debt Documents. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means the Senior Collateral Agent, the Senior Representatives and each Second Priority Representative.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized required by law to close.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” has the meaning set forth in the recitals hereto.

“Credit Agreement Loan Documents” means the Credit Agreement, the other “Credit Documents” and the “Secured Hedging Agreements”, in each case as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Deposit Account Collateral” means that part of the Shared Collateral comprised of or contained in Deposit Accounts or Securities Accounts.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Instructing Group, in a notice to the Senior Collateral Agent and the Company hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“DIP Financing” has the meaning assigned to such term in Section 6.02.

“Discharge of Senior Obligations” means, except to the extent otherwise provided in Sections 5.06 and 6.05, the “Discharge of Secured Obligations” as defined in the Senior Intercreditor Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Enforcement Action” means, with respect to the Senior Obligations or the Second Priority Debt Obligations, the exercise of any rights and remedies with respect to any Shared Collateral or the commencement or prosecution of enforcement of any of the rights and remedies with respect to any Shared Collateral under, as applicable, the Senior Debt Documents or the Second Priority Debt Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under any Bankruptcy Law.

“Enforcement Notice” has the meaning assigned to such term in Section 3.07(a).

“Event of Default” means an “Event of Default” as defined in any Senior Debt Document.

“Grantors” shall mean the Company, U.S. Holdings, each other Credit Party (as defined in the Credit Agreement) and each of the Company’s Subsidiaries and each other direct or indirect parent company or subsidiary of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Initial Second Priority Collateral Documents” has the meaning set forth in the recitals hereto.

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means the Indenture dated as of October 6, 2010, among U.S. Holdings, the Company, TCEH Finance, Inc., the guarantors party thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of the 15% Senior Secured Second Lien Notes due 2021 issued thereunder, and any notes, guaranties, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Pledge Agreement” has the meaning set forth in the recitals hereto.

“Initial Second Priority Secured Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative, in each case, solely in such party’s capacity as a holder of Second Priority Secured Debt.

“Initial Second Priority Security Agreement” has the meaning set forth in the recitals hereto.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means: (a) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary; (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or (c) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights, license rights with respect to the foregoing and other intellectual property rights.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II or Annex III required to be delivered by a Representative to the Senior Collateral Agent and the Designated Second Priority Debt Representative pursuant to Section 8.09 in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“LC Cash Collateral” has the meaning assigned to such term in Section 3.07(c).

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof.

“Majority Senior Parties” means “Required Secured Parties” as defined in the Senior Intercreditor Agreement.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.07(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral, any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by the Senior Collateral Agent or any Senior Secured Party from a Second Priority Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Purchase” has the meaning assigned to such term in Section 3.07(b).

“Purchase Notice” has the meaning assigned to such term in Section 3.07(a).

“Purchasing Parties” has the meaning assigned to such term in Section 3.07(b).

“Purchase Price” has the meaning assigned to such term in Section 3.07(c).

“Recovery” has the meaning assigned to such term in Section 6.05.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a private placement transaction pursuant to the exemption from registration provided by Rule 144A or another rule or regulation under the Securities Act of 1933, as amended, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the security agreements and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness of the Company, including the Initial Second Priority Debt, which Indebtedness are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents of which provide that such Indebtedness is to be secured by such Second Priority Collateral on a junior and subordinate basis to the Liens securing the Senior Obligations (and which is not secured by Liens on any assets of the Company or any Subsidiary or other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, and secured on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Second Priority Debt.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Secured Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Instructing Group” means holders of at least a majority of the aggregate principal amount of Second Priority Debt Obligations then outstanding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Secured Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Facility covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility and the Second Priority Secured Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Second Priority Secured Parties” means the Initial Second Priority Secured Parties and, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Grantor under any related Second Priority Debt Documents, in each case, solely in such party’s capacity as a holder of Second Priority Secured Debt.

Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Commodity Hedge Counterparties” has the meaning set forth in the recitals hereto.

“Secured Parties” means the Senior Secured Parties and the Second Priority Secured Parties.

“Security Agreement” means the “Security Agreement” as defined in the Credit Agreement.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Agent” means Citibank, N.A., in its capacity as collateral agent under the Senior Collateral Documents, and any successor thereof or replacement senior collateral agent appointed in accordance with the terms of the Credit Agreement Loan Documents and any Additional Senior Debt Documents.

“Senior Collateral Documents” means the “Security Agreement” and the other “Security Documents” as defined in the Credit Agreement, each of the security agreements and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement, dated as of August 7, 2009, among the Senior Collateral Agent, the Company, U.S. Holdings, certain other Grantors and the Secured Commodity Hedge Counterparties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations, and shall include any DIP Financing.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent and (ii) in the case of any Additional Senior Debt Facility or the Additional Senior Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility in the applicable Joinder Agreement.

“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time, including, without limitation, any assets in which the Senior Collateral Agent is automatically deemed to have a Lien pursuant to the provisions of Section 2.04. If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Standstill Period” has the meaning assigned to such term in Section 3.02.

“Surviving Obligations” has the meaning assigned to such term in Section 3.07(b).

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, and (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination of Liens. Notwithstanding the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Secured Parties on the Shared Collateral or of any Liens granted to the Senior Collateral Agent or the Senior Secured Lenders on the Shared Collateral (or any actual or alleged defect or deficiency in any of the foregoing) and notwithstanding any provision of the UCC, any Bankruptcy Law, any other applicable law, any Second Priority Debt Document or any Senior Debt Document, whether the Senior Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Shared Collateral, the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby agrees that (i) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Collateral Agent, any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (ii) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Secured Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are (x) subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person or (y) otherwise subordinated, voided, avoided, invalidated or lapsed. Notwithstanding any failure by any Senior Secured Party or Second Priority Secured Party to perfect its security interests in the Shared Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Shared Collateral granted to the Senior Secured Parties or the Second Priority Secured Parties, the priority and rights as between the Senior Secured Parties and the Second Priority Secured Parties with respect to the Shared Collateral shall be as set forth herein.

SECTION 2.02. Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Secured Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the other Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Collateral Agent or any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Senior Collateral Agent and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the Second Priority Secured Parties in the Second Priority Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Senior Collateral Agent or any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) each Second Priority Representative agrees, for itself and on behalf of each applicable Second Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Second Priority Debt Obligations that are not also subject to the first-priority Lien in respect of the Senior Obligations under the Senior Debt Documents (other than with respect to Additional Senior Debt Obligations that, by their terms, are not intended to be secured by all of the Senior Collateral and, in particular, are not intended to be secured by such assets). If any Second Priority Representative or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any Collateral that is not also subject to the first-priority Lien in respect of the Senior Obligations under the Senior Debt Documents, then such Second Priority Representative shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Senior Collateral Agent as security for the applicable Senior Obligations

(subject to the lien priority and other terms hereof) and shall promptly notify the Senior Collateral Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the Senior Collateral Agent to assign or release such Liens to the Senior Collateral Agent (and/or its designees) as security for the applicable Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and until such release or assignment, shall be deemed to hold and have held such Lien for the benefit of the Senior Collateral Agent as security for the Senior Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Senior Secured Parties, the Second Priority Representatives and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.04 shall be subject to Section 4.02.

Notwithstanding anything to the contrary set forth in this Agreement (including this Section 2.04), the Grantors may grant or permit Liens solely on the cash proceeds (and any deposit account in which such proceeds are deposited) of any issuance or incurrence of any Second Priority Debt Obligations for the benefit of the holders of such obligations (including any representative or trustee thereof) without granting a Lien on such assets to secure the Senior Obligations or any Second Priority Debt Obligations other than the Second Priority Debt Obligations the issuance of which created such cash proceeds.

SECTION 2.05. Perfection of Liens. Except for the agreements of the Senior Collateral Agent pursuant to Section 5.07, none of the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Secured Parties and such provisions shall not impose on the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Waiver of Marshalling. Until the Discharge of the Senior Obligations, each Second Priority Representative, on behalf of itself and the applicable Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Shared Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE III

Enforcement

SECTION 3.01. Exclusive Enforcement. Until the Discharge of Senior Obligations has occurred, whether or not an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Shared Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.02 and 6.01. Upon the occurrence and during the continuance of a default or an event of default under the Senior Debt Documents, the Senior Collateral Agent and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Shared Collateral in such order and manner as they may determine in their sole discretion.

SECTION 3.02. Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the Discharge of the Senior Obligations has occurred, subject to the proviso set forth in Section 6.01:

(a) they will not take or cause to be taken any Enforcement Action with respect to the Shared Collateral;

(b) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Debt Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the Senior Obligations or the Senior Secured Parties with respect to any of the Shared Collateral;

(c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing (including on the basis of a deficiency claim, unsecured claim or otherwise) of an Insolvency or Liquidation Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Shared Collateral by any Senior Secured Party or any other Enforcement Action taken with respect to the Shared Collateral (or any forbearance from taking any Enforcement Action with respect to the Shared Collateral) by or on behalf of any Senior Secured Party;

(d) they have no right to (i) direct either the Senior Collateral Agent or any other Senior Secured Party to exercise any right, remedy or power with respect to the Shared Collateral or pursuant to the Senior Collateral Documents or (ii) consent or object to the exercise by the Senior Collateral Agent or any other Senior Secured Party of any right, remedy or power with respect to the Shared Collateral or pursuant to the Senior Collateral Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e) they will not institute any suit or other proceeding or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Shared Collateral or pursuant to the Senior Debt Documents; and

(f) they will not seek, and hereby waive any right, to have the Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Shared Collateral;

(g) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Grantor or any of their respective subsidiaries or affiliates under or with respect to any Second Priority Collateral Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Collateral Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Priority Collateral Document; or

(h) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Shared Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Shared Collateral or pursuant to the Second Priority Collateral Documents;

provided that, notwithstanding the foregoing, any Second Priority Secured Party may exercise its rights and remedies in respect of the Shared Collateral under the Second Priority Collateral Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the Senior Collateral Agent of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Second Priority Debt Documents (which notice shall specify such Event of Default); provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any Senior Secured Party shall have commenced and is diligently pursuing the exercise of any of its rights and remedies with respect to any of the Shared Collateral or (ii) an Insolvency or Liquidation Proceeding in respect of any Grantor shall have been commenced; and provided, further, that in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Section 6.01. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in Section 6.01, the sole right of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Shared Collateral or any other Collateral is to hold a Lien on the Shared Collateral or such other Collateral in respect of the applicable Second Priority Debt Obligations pursuant to the Second Priority Debt Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Obligations has occurred. For the avoidance of doubt, nothing in this Agreement prohibits the acceleration of the Second Priority Obligations in accordance with the terms of the Second Priority Debt Documents.

SECTION 3.03. Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor, any such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Lien and the Senior Obligations) to the same extent as other Liens securing the Second Priority Debt Obligations are subject to the terms of this Agreement.

SECTION 3.04. Cooperation. Each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties under the Second Priority Debt Facility to which it is a party, agrees that each of them shall take such actions as the Senior Collateral Agent shall request in connection with the exercise by the Senior Secured Parties of their rights set forth herein. Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Collateral Agent or Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

SECTION 3.05. No Additional Rights For the Grantors Hereunder. Except as provided in Section 3.06, if any Senior Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Senior Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Senior Secured Party or Second Priority Secured Party.

SECTION 3.06. Actions upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences, participates or supports any Person commencing or participating in any action or proceeding against or with respect to any Grantor or the Shared Collateral, such Grantor, with the prior written consent of the Senior Collateral Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Senior Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Should any Second Priority Representative or any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Collateral Agent or any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company or any other Grantor may obtain relief against such Second Priority Representative or such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Party Representatives or any Second Priority Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Collateral Agent, any Senior Representative or and Senior Secured Party.

SECTION 3.07. Option to Purchase. (a) The Senior Collateral Agent agrees that it will give the Second Priority Representative written notice (the “Enforcement Notice”) within ten days after (i) the occurrence of any Event of Default under any Senior Debt Document and the commencement of any Enforcement Action with respect to Shared Collateral (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the Senior Collateral Agent is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights of its Senior Liens on a material portion of the Shared Collateral, including, without limitation, all Enforcement Actions identified in such notice), (ii) acceleration of the Senior Obligations in accordance with the terms of the Senior Debt Documents; or (iii) the commencement of an Insolvency or Liquidation Proceeding . Any Second Priority Secured Party shall have the option upon receipt of the Enforcement Notice by the Second Priority Representative, by irrevocable written notice (the “Purchase Notice”) delivered by the Second Priority Representative to the Senior Collateral Agent no later than ten days after delivery from the Senior Collateral Agent of the Enforcement Notice, to purchase all (but not less than all) of the Senior Obligations from the Senior Secured Parties. If the Second Priority Representative so delivers the Purchase Notice, the Senior Collateral Agent shall terminate any existing Enforcement Actions and shall not take any further Enforcement Actions; provided that (i) the Purchase shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 3.07 and (ii) prior to such date the Senior Collateral Agent may continue to take such Enforcement Action deemed by it to be necessary to the preservation of the rights of the Senior Secured Parties or their rights in the Shared Collateral.

(b) On the date specified by the Second Priority Representative in the Purchase Notice (which shall be a Business Day not less than five days, nor more than ten days, after receipt by the Senior Collateral Agent of the Purchase Notice), the Senior Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Second Priority Secured Parties electing to purchase pursuant to Section 3.07(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the Senior Secured Parties, the Senior Obligations; provided that the Senior Obligations purchased shall not include any rights of Senior Secured Parties with respect to indemnification and other obligations of the Grantors under the Senior Debt Documents that are expressly stated to survive the termination of the Senior Debt Documents (the “Surviving Obligations”).

(c) Without limiting the obligations of the Grantors under the Senior Debt Documents to the Senior Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay in cash to the Senior Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all Senior Obligations then outstanding and unpaid (including principal, interest, fees, breakage costs, attorneys’ fees and expenses, and, in the case of any Secured Hedging Agreement, the amount that would be payable by the relevant Grantors thereunder if it were to terminate such Secured Hedging Agreement on the date of the Purchase or, if not terminated, an amount determined by the relevant Senior Secured Party to be necessary to collateralize its credit risk arising out of such Secured Hedging Agreement, (ii) furnish cash collateral (the “LC Cash Collateral”) to the Senior Secured Parties in such amounts as the relevant Senior Secured Parties determine is reasonably necessary to secure such Senior Secured Parties in connection with any outstanding Letters of Credit (not to exceed 105% of the aggregate undrawn face amount of such Letters of Credit), (iii) agree in writing in form and substance satisfactory to the Senior Collateral Agent to reimburse the Senior Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the Senior Obligations and/or as to which the Senior Secured Parties have not yet received final payment and (iv) agree in writing in form and substance satisfactory to the Senior Collateral Agent, after written request from the Senior Collateral Agent, to reimburse the Senior Secured Parties in respect of indemnification obligations of the Grantors under the Senior Debt Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the Senior Secured Parties; provided that in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Shared Collateral received by the Purchasing Parties.

(d) The Purchase Price and LC Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the Senior Collateral Agent as it shall designate to the Purchasing Parties. The Senior Collateral Agent shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the Senior Secured Parties in accordance with the Senior Debt Documents. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the Senior Collateral Agent are received in such account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the Senior Collateral Agent are received in such account later than 12:00 noon, New York City time.

(e) The Purchase shall be made without representation or warranty of any kind by the Senior Secured Parties as to the Senior Obligations, the Shared Collateral or otherwise and without recourse to the Senior Secured Parties, except that the Senior Secured Parties shall represent and warrant: (i) the amount of the Senior Obligations being purchased, (ii) that the Senior Secured Parties own the Senior Obligations free and clear of any liens or encumbrances and (iii) that the Senior Secured Parties have the right to assign the Senior Obligations and the assignment is duly authorized.

(f) For the avoidance of doubt, the parties hereto hereby acknowledge and agree that in no event shall the Second Priority Representative (i) be deemed to be a Purchasing Party for purposes of this Section 3.07, (ii) be subject to or liable for any obligations of a Purchasing Party pursuant to this Section 3.07 or (iii) incur any liability to any Senior Secured Party or any other Person in connection with any Purchase pursuant to this Section 3.07.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. All Shared Collateral and Proceeds thereof received in connection with the Disposition or collection of the Shared Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency or Liquidation Proceeding, shall be distributed as follows: first, to the payment on a pro rata basis of costs and expenses of each Agent, as applicable, in connection with such Enforcement Action; second, to the Senior Collateral Agent for application to the Senior Obligations in accordance with the terms of the Senior Debt Documents, until the Discharge of Senior Obligations has occurred; third, to Designated Second Priority Representative for application in accordance with the Second Priority Debt Documents; and fourth, the balance, if any, to the Credit Parties or to whomsoever may be lawfully entitled to receive the same or as writ of competent jurisdiction may direct. Upon the Discharge of Senior Obligations, the Senior Collateral Agent shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the relevant Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02. Payments Over. So long as the Discharge of Senior Obligations has not occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Secured Party in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Collateral Agent for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, for application in accordance with Section 4.01, and each Second Priority Secured Party hereby authorizes the Senior Collateral Agent to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Secured Party (which authorization, being coupled with an interest, is irrevocable).

ARTICLE V

Other Agreements

SECTION 5.01. Releases. (a) If, at any time any Grantor or any Senior Secured Party delivers notice to each Second Priority Representative with respect to any specified Shared Collateral (including for such purpose, in the case of the sale or other disposition of all or substantially all of the equity interests in any Subsidiary, any Shared Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) that:

(i) such specified Shared Collateral has been or is being sold, transferred or otherwise disposed of in connection with a Disposition by the owner of such Shared Collateral in a transaction permitted under the Senior Debt Documents; or

(ii) the Senior Liens thereon have been or are being released in connection with a Subsidiary that is released from its guarantee under the Senior Debt Documents; or

(iii) the Senior Liens thereon have been or are being otherwise released as permitted by the Senior Debt Documents or by the Senior Collateral Agent on behalf of the Senior Secured Parties (unless, in the case of clause (ii) or (iii) of this Section 5.01(a) such release occurs in connection with, and after giving effect to, a Discharge of Senior Obligations, which discharge is not in connection with a foreclosure of, or other exercise of remedies with respect to, Shared Collateral by the Senior Secured Parties (such discharge not in connection with any such foreclosure or exercise of remedies or a sale or other disposition generating sufficient proceeds to cause the Discharge of Senior Obligations, a “Payment Discharge”)),

then the Second Priority Liens upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Shared Collateral securing Senior Obligations are released and discharged (provided that in the case of a Payment Discharge, the Liens on any Shared Collateral disposed of in connection with the satisfaction in whole or in part of Senior Obligations shall be automatically released but any proceeds thereof not used for purposes of the Discharge of Senior Obligations or otherwise in accordance with the Second Priority Debt Documents shall be subject to Second Priority Liens and shall be applied pursuant to Section 4.01). Upon delivery to the Second Priority Representatives of a notice from the Senior Collateral Agent stating that any such release of Liens securing or supporting the Senior Obligations has become effective (or shall become effective upon the Second Priority Representatives’ release), the Second Priority Representatives will promptly, at the Company’s expense, execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the Senior Collateral Agent in connection with such release (and shall be prepared by the Senior Collateral Agent). In the case of the sale of capital stock of a Subsidiary or any other transaction resulting in the release of such Subsidiary’s guarantee under the Senior Debt Documents in accordance with the Credit Agreement, the guarantee in favor of the Second Priority Secured Parties, if any, made by such Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Subsidiary of Senior Obligations is released and discharged.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Secured Party or in the Senior Collateral Agent’s own name, from time to time in the Senior Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.01, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.01, including any termination statements, endorsements or other instruments of transfer or release (which appointment, being coupled with an interest, is irrevocable); provided that such appointment shall terminate automatically, without any action by the Senior Collateral Agent or any Second Priority Secured Party, upon the Discharge of Senior Obligations, and provided, further, that the Senior Collateral Agent shall notify such Second Priority Representative or such Second Priority Secured Party of any action taken by such Senior Collateral Agent as attorney-in-fact for such Second Priority Representative or such Second Priority Secured Party pursuant to this clause (b).

(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an Event of Default under any Senior Debt Document, of Deposit Account Collateral or proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor to (i) make payment in respect of any item of Shared Collateral to, (ii) deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of, or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Senior Collateral Agent and any Second Priority Representative or Second Priority Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Collateral Agent.

SECTION 5.02. Inspection; Insurance and Condemnation Awards. (a) Any Senior Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Shared Collateral, and the Senior Collateral Agent may advertise and conduct public auctions or private sales of the Shared Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Unless and until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor (except that to the extent provided for in the Second Priority Debt Documents, the Second Priority Debt Representatives shall have the right to be named as additional insureds and loss payees so long as their junior lien status is identified in a manner satisfactory to the Senior Collateral Agent), (ii) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder, and to make, adjust or settle any claim under any title insurance policy covering any Shared Collateral (including any such policy issued in favor of the Second Priority Representative and/or any Second Priority Secured Party (and each Second Secured Debt Party hereby authorizes the Senior Collateral Agent to make, adjust or settle any such claim with respect thereto as agent for each of the Second Priority Representatives or any such Second Priority Secured Party, which authorization, being coupled with an interest, is irrevocable) and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (A) first, prior to the occurrence of the Discharge of Senior Obligations, to the Senior Collateral Agent for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (B) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Debt Documents and (C) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. So long as the Discharge of Senior Obligations has not occurred, if any Second Priority Representative or any Second Priority Secured Party shall, at any time, receive any proceeds of any such policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Collateral Agent in accordance with the terms of Section 4.02.

SECTION 5.03. Second Priority Collateral Documents. (a) Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that, unless otherwise agreed by the Senior Collateral Agent, each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to a similar effect reasonably approved by the Senior Collateral Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to Citibank, N.A., as administrative agent, pursuant to or in connection with the Credit Agreement, dated as of October 10, 2007, as amended by Amendment No. 1 thereto, dated as of August 7, 2009 (as further amended, restated, supplemented or otherwise modified from time to time), among U.S. Holdings, as parent guarantor, the Company, as borrower, the other guarantors party thereto, the several banks and other financial institutions or entities from time to time parties thereto as lenders, Citibank, N.A., as administrative agent and collateral agent and the other agents and entities party thereto, [and to the liens and security interests granted to Citibank, N.A., as collateral agent pursuant to [Addition Senior Debt Documents (as amended, supplemented or otherwise modified from time to time)]] and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Second Lien Intercreditor Agreement dated as of October 6 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Citibank, N.A., as Senior Collateral Agent, the [Second Priority Representative], U.S. Holdings, as parent guarantor, the Company, as borrower, the other guarantors party thereto, and the other parties (if any) party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

In addition, the Second Priority Representatives, on behalf of the Second Priority Secured Parties, agree that each mortgage, if applicable, covering any Shared Collateral shall contain such other language as the Senior Collateral Agent may reasonably request to reflect the subordination of such mortgage to the Senior Liens in respect of such Shared Collateral.

(b) In the event the Senior Collateral Agent enters into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Shared Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Second Priority Collateral Document without the consent of or action by any Second Priority Secured Party; provided that notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness and, provided, further, that the failure to give such notice shall not affect the effectiveness and validity thereof.

(c) Anything contained herein to the contrary notwithstanding, until the Discharge of Senior Obligations has occurred, no Second Priority Collateral Document shall be entered into unless the Collateral covered thereby is also subject to a perfected first-priority interest in favor of the Senior Collateral Agent for the benefit of the Senior Secured Parties pursuant to the Senior Collateral Documents (other than with respect to Additional Senior Obligations that, by their terms, are not intended to be secured by all of the Senior Collateral and, in particular, are not intended to be secured by such Collateral).

SECTION 5.04. Amendments to Senior Debt Documents; Senior Obligations. Each Second Priority Representatives, on behalf of itself and the Second Priority Secured Parties, agrees that, without affecting the obligations of the Second Priority Secured Parties hereunder, the Senior Collateral Agent, the Senior Representatives and the Senior Secured Parties represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Second Priority Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to such Second Priority Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure or otherwise modify any of the Senior Debt Documents in any manner whatsoever, including to (i) change the manner, place, time or terms of payment, or renew, alter or increase, all or any of the Senior Obligations, or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Senior Obligations or any of the Senior Debt Documents, (ii) retain or obtain a Lien on any Property of any Person to secure any of the Senior Obligations, and in connection therewith to enter into any additional Senior Debt Documents, (iii) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligation of any Person obligated in any manner under or in respect of the Senior Obligations, (iv) release its Lien on any Shared Collateral or other Property, (v) exercise or refrain from exercising any rights against any Credit Party or any other Person, (vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Senior Obligations, and (vii) otherwise manage and supervise the Senior Obligations as the applicable Senior Collateral Agent or Senior Representatives shall deem appropriate.

SECTION 5.05. Amendments to Second Priority Debt Documents. The Second Priority Representatives, on behalf of themselves and the Second Priority Secured Parties, agree that they shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Debt Documents inconsistent with or in violation of this Agreement. The Senior Collateral Agent, on behalf of itself and the Senior Secured Parties represented thereby, agrees that, without affecting the obligations of the Senior Secured Parties hereunder, the Second Priority Representatives and the Second Priority Secured Parties may, at any time and from time to time, in their sole discretion without the consent of or notice to any Senior Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to such Senior Secured Party or impairing or releasing the priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure or otherwise modify any of the Second Priority Documents in any manner whatsoever, including to (i) change the manner, place, time or terms of payment, or renew, alter or increase, all or any of the Second Priority Debt Obligations, or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Second Priority Debt Obligations or any of the Second Priority Debt Documents, (ii) retain or obtain a Lien on any Property of any Person to secure any of the Second Priority Debt Obligations, and in connection therewith to enter into any additional Second Priority Debt Documents, (iii) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligation of any Person obligated in any manner under or in respect of the Second Priority Debt Obligations, (iv) release its Lien on any Shared Collateral or other Property, (v) exercise or refrain from exercising any rights against any Credit Party or any other Person, (vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Second Priority Debt Obligations, and (vii) otherwise manage and supervise the Second Priority Debt Obligations as the Second Lien Representatives shall deem appropriate.

SECTION 5.06. The Company agrees to promptly deliver to the Senior Collateral Agent copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof.

SECTION 5.07. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement (except subject to Section 3.02 and Articles VI and VIII), the Second Priority Representatives and the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise in contravention of this Agreement by any Second Priority Representative or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral or other Collateral or (b) enforcement in contravention of this Agreement of any Lien in respect of Second Priority Debt Obligations held by any of them. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.08. Gratuitous Bailee for Perfection. (a) The Senior Collateral Agent acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Senior Collateral Agent, or of agents or bailees of the Senior Collateral Agent (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the Senior Collateral Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.07.

(b) In the event that the Senior Collateral Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the Senior Collateral Agent agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.07 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(c) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The Senior Collateral Agent shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any

Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.07. The duties or responsibilities of the Senior Collateral Agent under this Section 5.07 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.07 as subagent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e) The Senior Collateral Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Secured Party, and each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives and releases the Senior Collateral Agent from all claims and liabilities arising pursuant to the Senior Collateral Agent’s role under this Section 5.07 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f) Upon the Discharge of Senior Obligations, the Senior Collateral Agent shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative all Shared Collateral, including all proceeds thereof, held or controlled by the Senior Collateral Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral (including pursuant to the delivery of change of agent notices under deposit account control agreements and similar agreements) or (B) if the Second Priority Debt Obligations are not outstanding at such time, direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Party Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Collateral Agent for loss or damage suffered by the Senior Collateral Agent as a result of such transfer, except to the extent such loss or damage is determined by a court of competent jurisdiction by a final and non appealable judgment to have been suffered by the Senior Collateral Agent as a result of its own wilful misconduct, gross negligence or bad faith. The Senior Collateral Agent has no obligation to follow instructions from the Designated Second Priority Representative in contravention of this Agreement.

(g) Neither the Senior Collateral Agent nor any of the Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary or other Grantor to the Senior Collateral Agent, any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.09. When Discharge of Senior Obligations Deemed to Not Have Occurred. If, in connection with the Discharge of Senior Obligations, the Company or any other Grantor enters into any substantially concurrent Refinancing of any Senior Obligations, then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Senior Collateral Agent of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Collateral Agent for all purposes of this Agreement. Upon receipt of notice that the Company has entered into a new Senior Debt Document (which notice shall include the identity of the new Senior Collateral Agent), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Collateral Agent shall reasonably request in writing in order to provide the new Senior Collateral Agent the rights of the Senior Collateral Agent contemplated hereby, in each case consistent in all material respects with this Agreement, (b) deliver to the Senior Collateral Agent all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Collateral Agent is entitled to approve any awards granted in such proceeding.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Filing of Motions. Until the Discharge of Senior Obligations has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, join with or support any other Person doing so, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Article VI (or, in the absence of an Insolvency or Liquidation Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Representative or Second Priority Secured Parties, in whole or in part, as a result of their interest in the Shared Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the Senior Collateral Agent or any other Senior Secured Party with respect to the Shared Collateral, or the extent to which the Senior Obligations constitute secured claims or the value thereof under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may (i) file a proof of claim in an Insolvency or Liquidation Proceeding and (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties on the Shared Collateral, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

SECTION 6.02. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, and if the Senior Collateral Agent or (with the prior written consent of the Senior Collateral Agent and the Majority Senior Parties) any Senior Representative, shall desire to consent (or not object) to the sale, use or lease of cash collateral under the Bankruptcy Code or to provide financing to any Grantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”), then each Second Priority

Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, and will not otherwise contest, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.04 and (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens on any Shared Collateral (i) to such DIP Financing on the same terms as the Senior Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Senior Secured Parties or the Second Priority Secured Parties, (iii) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Collateral Agent or the other Senior Secured Parties, and (iv) agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice. Notwithstanding anything herein to the contrary, prior to the Discharge of the Senior Obligations, each Second Priority Representative, for itself and on behalf of each other Second Priority Secured Party under its Second Priority Debt Facility, agrees that unless no Senior Secured Party has committed or consented to provide or provided, or consented to or supported any other Person committing to provide or providing, any DIP Financing, no such Second Priority Secured Party will (x) commit or consent to provide, or provide, any DIP Financing, without the prior written consent of the Senior Collateral Agent and the Majority Senior Parties or (y) consent to or support any other Person (other than the Senior Collateral Agent or any Senior Representative or other Secured Party as provided in the immediately preceding sentence) committing to provide or providing any DIP Financing which is not supported by the Senior Collateral Agent and the Majority Senior Parties.

SECTION 6.03. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that (a) none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Senior Collateral Agent and (b) it will raise no objection to, and will not support any objection to, and will not otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by the Senior Collateral Agent or any holder of Senior Obligations.

SECTION 6.04. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, agrees that none of them shall object, contest, support or join with any other Person objecting to or contesting (a) any request by the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties for adequate protection, (b) any objection by the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Collateral Agent’s or any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Each Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, further agrees that, prior to the Discharge of Senior Obligations, none of them shall assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Senior Liens for costs or expenses of preserving or disposing of any Shared Collateral. Notwithstanding anything contained in this Section 6.04 or Section 6.02, in any Insolvency or Liquidation Proceeding, (i) the Second Priority Representative and the Second Priority Secured Parties may seek, support, accept or retain adequate protection (A) only if the Senior Secured Parties are granted adequate protection that includes replacement liens on additional collateral and superpriority claims and the Senior Collateral Agent does not object to the adequate protection being provided to the Senior Secured Parties and (B) solely in the form of (1) a replacement Lien on such additional collateral, subordinated to the Liens securing the Senior Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the Senior Obligations under this Agreement and (2) superpriority claims junior in all respects to the superpriority claims granted to the Senior Secured Parties; provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties for which it is acting, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid, under any Plan under Chapter 11 of the Bankruptcy Code that the First Lien Lenders and First Lien Agent support, in any combination of cash, debt, equity or other property, and (ii) in the event any Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, receives adequate protection, including in the form of additional collateral, then such Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that the Senior Secured Parties shall have a senior Lien and claim on such adequate protection as security for the Senior Obligations and that any Lien on any additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such Collateral securing the Senior Obligations and any DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such Senior Obligations under this Agreement.

SECTION 6.05. Avoidance Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Discharge of Senior Obligations shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement. Any Shared Collateral or proceeds thereof received by any Second Priority Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of Senior Obligatins and subject to the provisions of Section 4.02.

SECTION 6.06. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Shared Collateral and other Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

SECTION 6.07. Waivers. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code First Priority to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Secured Parties of the application of Section 1111(b)(2) of the Bankruptcy Code.

SECTION 6.08. Asset Dispositions in an Insolvency Proceeding. In an Insolvency or Liquidation Proceeding or otherwise, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any Shared Collateral that is consented to or supported by the requisite Senior Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the requisite Senior Secured Parties and to have released their Liens on such assets; provided that, in connection with any such sale or disposition, (a) each Second Priority Representative retains the right, if and to the extent permitted by applicable law, to credit bid pursuant to Section 363(k) of the Bankruptcy Code and (b) the proceeds of such sale or disposition are applied in accordance with the terms of Section 4.01.

SECTION 6.09. Separate Grants of Security and Separate Classifications. Each Party acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Second Priority Secured Parties in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Secured Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Senior Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this Section 6.09, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties. Neither any Second Priority Representative nor any Second Priority Secured Party shall oppose or seek to challenge any claim by the Senior Collateral Agent or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Secured Party’s Lien, without regard to the existence of the Lien of any Second Priority Agent on behalf of the Second Priority Secured Parties on the Shared Collateral.

SECTION 6.10. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall prohibit or in any way limit the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Secured Party inconsistent with the terms of this Agreement, including the seeking by any Second Priority Secured Party of adequate protection or the assertion by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

SECTION 6.11. Plans of Reorganization. No Second Priority Secured Party shall file, propose, support or vote in favor of any plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) pays off, in cash in full, all Senior Obligations or (ii) is accepted by the Majority Senior Parties and is supported by each Senior Representative. To the extent that any Second Priority Secured Party attempts to vote or votes in favor of any plan or reorganization in a manner inconsistent with this Section 6.11, such Second Priority Secured Party irrevocably agrees that the Senior Collateral Agent may be, and may be deemed, an “authorized agent” of such party under Bankruptcy Rules 3018(c) and 9010, and that the Senior Collateral Agent shall be authorized and entitled to submit a superseding ballot on behalf of such Second Priority Secured Party that is consistent herewith.

SECTION 6.12. Other Matters. Except as set forth in Sections 6.01, 6.02, 6.04 and 6.08 hereof, to the extent that any Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of the Senior Collateral Agent; provided that if requested by the Senior Collateral Agent, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Collateral Agent, including any rights to payments in respect of such rights. Notwithstanding the foregoing, nothing in this Section 6.12 shall be interpreted to broaden or expand the rights provided in, or waive any limitations, restrictions or prohibitions contained in, Sections 6.01, 6.02, 6.04 or 6.08 hereof.

SECTION 6.13. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized debtor secured by Liens upon any property of such reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.14. Effectiveness in Insolvency Proceeding. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding.

ARTICLE VII

Reliance; etc.

SECTION 7.01. Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to U.S. Holdings, the Company or any other Grantor shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Secured Parties have, independently and without reliance on the Senior Collateral Agent or any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, acknowledges and agrees that neither the Senior Collateral Agent nor any Senior Representative or other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Collateral Agent nor any Senior Representative or other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any other Grantor (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other Collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Secured Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.05, this Agreement shall continue to be effective until Discharge of Senior Obligations and the indefeasible payment in full of the Second Priority Debt Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.03, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) The Majority Senior Parties (or the Senior Collateral Agent acting with the approval of the Majority Senior Parties) and the Second Priority Instructing Group (and with respect to any such amendment, supplement or waiver (i) which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company, (ii) which by the terms of this Agreement requires the consent of any Second Priority Representative or which increases the obligations or reduces the rights of a Second Priority Representative, with the consent of such Second Priority Representative, (iii) which by its terms adversely affects the rights of the Second Priority Secured Parties under a particular Second Priority Debt Facility, in a manner materially different from its effect on the other Second Priority Debt Facilities, with the consent of the Representative for such Second Priority Debt Facility and (iv) which by its terms adversely affects the rights of the Senior Secured Parties under a particular Senior Debt Facility in a manner materially different from its effect on the other Senior Debt Facilities, with the consent of the Representative for such Senior Debt Facility) may from time to time amend, supplement or waive any provision hereof. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Secured Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Company and the Subsidiaries. Neither the Senior Collateral Agent nor any other Senior Secured Party shall have any obligation to any Second Priority Representative or any other Second Priority Secured Party to keep the Second Priority Representative or any Second Priority Secured Party informed of, and the Second Priority Representatives and the Second Priority Secured Parties shall not be entitled to rely on the Senior Collateral Agent or the Senior Secured Parties with respect to, (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Collateral Agent, any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Secured Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents and Section 4.01. Each Second Priority Representative, on behalf of itself and each applicable Second Priority Secured Party, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a

Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Senior Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Company or any other Grantor to the Senior Collateral Agent, the Majority Senior Parties, the Second Priority Instructing Group or the Designated Second Priority Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to the Senior Collateral Agent or the Designated Second Priority Representative a certificate of an appropriate officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with; provided that, in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no such additional certificate need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, the Company may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (vi), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (vi), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Second Priority Class Debt Representative) or Annex III (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Senior Collateral Agent and such Class Debt Representative) to the Senior Collateral Agent and the Designated Second Priority Representative pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have delivered to the Senior Collateral Agent and the Designated Second Priority Representative true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by the chief executive officer, president, chief financial officer or treasurer of the Company;

(iii) in the case of any Second Priority Class Debt, all filings, recordations and/or amendments or supplements to the Second Priority Collateral Documents necessary or desirable in the opinion of the Designated Second Priority Representative to confirm and perfect the second priority Liens securing the relevant Second Priority Debt Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Second Priority Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Senior Collateral Agent);

(iv) in the case of any Senior Class Debt, all filings, recordations and/or amendments or supplements to the Senior Collateral Documents necessary or desirable in the opinion of the Senior Collateral Agent to confirm and perfect the Senior Lien securing the relevant Senior Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Senior Collateral Agent), and all fees and taxes in connection therewith shall have been paid; and

(v) the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide, in a manner reasonably satisfactory to the Senior Collateral Agent and the Designated Second Priority Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. The Senior Collateral Agent and each Representative irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at the address referred to in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Company or any other Grantor, to the Company, at its address at 1601 Bryan, Dallas, TX, 7520 Attention of Treasurer, telecopy no. (214) 812-4097;

(ii) if to the Initial Second Priority Representative to it at 601 Travis Street, 16th Floor, Houston, TX 77002, Attention of: TCEH Senior Secured Second Lien Notes Trustee, telecopy no.: 713-483-6954;

(iii) if to the Senior Collateral Agent or the Administrative Agent, to it at 1615 Brett Road, Ops III; New Castle, DE 19720 Attention of Annemarie E. Pavco, telecopy no. 212-994-0961; with a copy to 388 Greenwich St., New York, NY, 100013, Attention of Neil Mahon, telecopy no. (646) 291-1629 and to 388 Greenwich St., New York, NY, 100013, Attention of Todd Guenther, telecopy no. (646) 792-4981;

(iv) if to any other Second Priority Representative or Senior Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Senior Collateral Agent and each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. Each of the Senior Collateral Agent, on behalf of itself and each Senior Secured Party, and each Second Party Representative agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Secured Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Specific Performance. The Senior Collateral Agent may demand specific performance of this Agreement. Each Second Priority Representative hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Collateral Agent.

SECTION 8.17. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.18. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.19. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Representative.

SECTION 8.20. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.21. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

SECTION 8.22. Senior Collateral Agent and Trustee. It is understood and agreed that (a) the Senior Collateral Agent is entering into this Agreement in its capacities as Administrative Agent and Collateral Agent under the Credit Agreement and the provisions of Section 12 of the Credit Agreement applicable to it as administrative agent and collateral agent thereunder shall also apply to it as Senior Collateral Agent hereunder and (b) the Initial Second Priority Representative is entering into this Agreement in its capacity as trustee under the indenture referred to the definition of “Initial Second Priority Debt Documents” and the provisions of Article 7 of such indenture applicable to such trustee thereunder shall also apply to such trustee hereunder.

SECTION 8.23. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a) or 5.01(d)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Company or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt

Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.24. Intercreditor Agreements. Each party hereto agrees that the Senior Secured Parties (as among themselves) and the Second Priority Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the Senior Collateral Agent or applicable Second Priority Agent governing the rights, benefits and privileges as among the Senior Secured Parties or the Second Priority Secured Parties, as the case may be, in respect of all or a portion of the Shared Collateral, this Agreement and the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Shared Collateral, voting rights, control of the Shared Collateral and waivers with respect to the Shared Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Senior Collateral Document or Second Priority Collateral Document, and the provisions of this Agreement and the other Senior Collateral Documents and Second Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

SECTION 8.25. Acknowledgement. Each Second Priority Representative hereby acknowledges that there are assets of the Company, the other Grantors and their Subsidiaries which are subject to Liens in favor of the Senior Secured Parties or other creditors but which do not constitute Shared Collateral, and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of any Second Priority Secured Party to secure any Second Priority Obligations.

SECTION 8.27. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton Title: Treasurer

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton Title: Treasurer

TCEH FINANCE, INC.

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton Title: Treasurer

BIG BROWN 3 POWER COMPANY LLC

BIG BROWN LIGNITE COMPANY LLC

BIG BROWN POWER COMPANY LLC

COLLIN POWER COMPANY LLC

DECORDOVA POWER COMPANY LLC

GENERATION MT COMPANY LLC

GENERATION SVC COMPANY

LAKE CREEK 3 POWER COMPANY LLC

LUMINANT BIG BROWN MINING COMPANY LLC

LUMINANT ENERGY COMPANY LLC

LUMINANT ENERGY SERVICES COMPANY

LUMINANT ENERGY TRADING (CALIFORNIA) COMPANY

LUMINANT ET SERVICES COMPANY

LUMINANT GENERATION COMPANY LLC

LUMINANT HOLDING COMPANY LLC

LUMINANT MINERAL DEVELOPMENT COMPANY LLC

LUMINANT MINING COMPANY LLC

LUMINANT MINING SERVICES COMPANY

LUMINANT POWER SERVICES COMPANY

LUMINANT RENEWABLES COMPANY LLC

MARTIN LAKE 4 POWER COMPANY LLC

MONTICELLO 4 POWER COMPANY LLC

MORGAN CREEK 7 POWER COMPANY LLC

NCA RESOURCES DEVELOPMENT COMPANY LLC

OAK GROVE MANAGEMENT COMPANY LLC

OAK GROVE MINING COMPANY LLC

OAK GROVE POWER COMPANY LLC

SANDOW POWER COMPANY LLC

TRADINGHOUSE 3 & 4 POWER COMPANY LLC

TRADINGHOUSE POWER COMPANY LLC

TXU ENERGY RETAIL COMPANY LLC

TXU ENERGY SOLUTIONS COMPANY LLC

TXU RETAIL SERVICES COMPANY

TXU SEM COMPANY

TXU SESCO COMPANY LLC

TXU SESCO ENERGY SERVICES COMPANY

VALLEY NG POWER COMPANY LLC

VALLEY POWER COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton Title: Treasurer

CITIBANK, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ C. P. Mahon
Name: C. P. Mahon Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Initial Second Priority Representative

By:	/s/ Julie H. Ramos
Name: Julie Hoffman-Ramos Title: Senior Associate

ANNEX I to the

Second Lien Intercreditor Agreement

SUPPLEMENT NO. [        ] dated as of [            ], 20[    ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [                ], 2010 (the “Second Lien Intercreditor Agreement”), among TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Company”), ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, a Texas corporation (“U.S. Holdings”), the Subsidiary Guarantors (as defined in the Credit Agreement referred to below), CITIBANK, N.A., as collateral agent for the Senior Secured Parties (as defined below) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Representative for the Initial Second Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Second Lien Intercreditor Agreement. Section 8.07 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Senior Collateral Agent and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Senior Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Second Lien Intercreditor Agreement.

SECTION 8. The Company agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Grantor, and the Senior Collateral Agent have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By
Name: Title:

Acknowledged by:

CITIBANK, N.A.,

as Senior Collateral Agent

By
Name: Title:

[ ],
as Designated Second Priority Representative,

By
Name: Title:

Annex II to the

Second Lien Intercreditor Agreement

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [        ] dated as of [            ], 20[    ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [                ], 2010 (the “Second Lien Intercreditor Agreement”), among TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Company”), ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, a Texas corporation (“U.S. Holdings”), the Subsidiary Guarantors (as defined in the Credit Agreement referred to below), CITIBANK, N.A., as collateral agent for the Senior Secured Parties (as defined below) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Representative for the Initial Second Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Senior Collateral Agent, the Designated Second Priority Debt Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Secured Parties. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Collateral Agent, the Designated Second Priority Debt Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative and the Designated Second Priority Debt Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Representative, the Senior Collateral Agent and the Designated Second Priority Debt Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

by
Name: Title:

Address for notices:

attention of:

Telecopy:

CITIBANK, N.A., as Senior Collateral Agent,

by
Name: Title:

[ ],
as Designated Second Priority Debt Representative,

by
Name: Title:

Acknowledged by:
TEXAS COMPETITIVE ELECTRIC
HOLDINGS COMPANY

by
Name: Title:

[OTHER GRANTORS SIGNATURE LINES
TO BE PROVIDED BELOW]

by
Name: Title:

ANNEX III to the

Second Lien Intercreditor Agreement

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [        ] dated as of [            ], 20[    ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [                ], 2010 (the “Second Lien Intercreditor Agreement”), among TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Company”), ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY, a Texas corporation (“U.S. Holdings”), the Subsidiary Guarantors (as defined in the Credit Agreement referred to below), CITIBANK, N.A., as collateral agent for the Senior Secured Parties (as defined below) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,, as Representative for the Initial Second Priority Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Senior Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Senior Collateral Agent, the Designated Second Priority Debt Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Secured Parties. Each reference to a “Representative” or “Senior Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Collateral Agent, the Designated Second Priority Debt Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Representative, the Senior Collateral Agent and the Designated Second Priority Debt Representative have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

by
Name: Title:

Address for notices:

attention of:

Telecopy:

CITIBANK, N.A., as Senior Collateral Agent

by
Name: Title:

[ ],
as Designated Second Priority Debt Representative,

by
Name: Title:

Acknowledged by:

TEXAS COMPETITIVE ELECTRIC
HOLDINGS COMPANY

by
Name: Title:

[OTHER GRANTORS SIGNATURE LINES
TO BE PROVIDED BELOW]

by
Name: Title: